Exhibit 10.37

AMENDMENT LETTER NO. 8

Globalstar, Inc. (the “Borrower”)

461 South Milpitas Blvd.

Milpitas

CA 95035

United States of America

Attention: James Monroe III

23 January 2012

Dear Sirs,

Facility Agreement dated 5 June 2009 between the Borrower, BNP Paribas, Société Générale, Natixis, Crédit Agricole Corporate and Investment Bank and Crédit Industriel et Commercial as the Mandated Lead Arrangers, BNP Paribas as the Security Agent and the COFACE Agent and the banks and financial institutions listed in Schedule 1 thereto as the Original Lenders as amended pursuant to the Amendment Letters (as defined below) (the “Facility Agreement”).

1.	Introduction

(a)	We refer to:

(i)	the Facility Agreement;

(ii)	the first amendment letter to the Facility Agreement dated 29 June 2009 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement;

(iii)	the second amendment letter to the Facility Agreement dated 9 April 2010 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement;

(iv)	the third amendment and cancellation letter to the Facility Agreement dated 28 October 2010 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement;

(v)	the fourth amendment letter to the Facility Agreement dated 22 December 2010 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement; and

(vi)	the fifth amendment letter to the Facility Agreement dated 16 March 2011 and entered into between, amongst others, the Obligors and the other parties to the Facility Agreement;

(vii)	the sixth amendment letter to the Facility Agreement dated 30 March 2011 and entered into between, amongst others, the Obligors and certain other parties to the Facility Agreement (“Amendment Letter No.6”); and

(viii)	the seventh deed of waiver and amendment to the Facility Agreement dated 30 September 2011 and entered into between, amongst others, the Obligors and certain other parties to the Facility Agreement, such letters and deed referred to in paragraphs (a)(ii) to (viii) (inclusive), together the “Amendment Letters”.

(b)	Terms and expressions defined in the Facility Agreement shall, unless the context otherwise requires, have the same meaning when used in this Letter.

(c)	In the case of any conflict between the terms of this Letter and the terms of any other Finance Document, the terms of this Letter shall govern and control as between the parties to this Letter.

2.	Amendments

With effect from the date of this letter, and provided that the Condition has been satisfied in full, the Facility Agreement shall be amended so that the definition of “Availability Period” in Clause 1.1 (Definitions) of the Facility Agreement shall be deleted in its entirety and replaced by the following definition:

““Availability Period” means the period from and including the date of this Agreement to and including 14 June 2012.”

3.	Condition

The Borrower shall pay to the COFACE Agent and each COFACE Lender the “Waiver Fee” (as such term is defined in Amendment Letter No.6) in accordance with, and pursuant to, the terms of Amendment Letter No.6 (the “Condition”).

4.	Express Amendments

Each Obligor agrees and acknowledges that, save as expressly amended in accordance with Clauses 2 (Amendments) above, each Finance Document to which it is a party shall continue in full force and effect.

5.	Terms Incorporated

The provisions of the following clauses of the Facility Agreement are incorporated into this Letter, mutatis mutandis, as if set out in this Letter with references to “this Agreement” being construed as references to this Letter: clause 35 (Partial Invalidity), clause 38 (Counterparts) and clause 40 (Enforcement).

6.	Governing Law

This Letter, and all non-contractual obligations arising out of or in connection with it, shall be governed by English law.

7.	Finance Document

This Letter shall constitute a Finance Document.

8.	Confirmation

Each Obligor confirms in favour of the COFACE Agent that:

(a)	it hereby agrees to the terms and conditions of this Letter; and

(b)	notwithstanding this Letter, each Finance Document to which it is a party remains in full force and effect and the rights, duties and obligations of each Obligor are not released, discharged or otherwise impaired by this Letter.

9.	Third Parties Rights

A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

We should be grateful if you would sign and return to us the enclosed copy of this Letter by way of your acknowledgement and acceptance of the contents of this Letter.

Yours faithfully,

/s/ Jean Phillippe Poirier

/s/ E. Galzy

For and on behalf of

BNP Paribas

as the COFACE Agent

/s/ Jean Phillippe Poirier /s/ E. Galzy …………………………… BNP Paribas as Lender	/s/ Didier Tangley …………………………………… Société Générale as Lender
/s/ Jean-Louis Viala /s/ Romain Renaux …………………………………… Natixis as Lender	/s/ Laurence Coppalle /s/ Sophia Sinclair …………………………………… Crédit Agricole Corporate and Investment Bank as Lender
/s/ Thomas Giroud /s/ Francois Guiffart …………………………………… Crédit Industriel et Commercial as Lender

Acknowledged and agreed For and on behalf of Globalstar, Inc. as Borrower /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012	Acknowledged and agreed For and on behalf of Thermo Funding Company LLC as Obligor /s/ James Monroe III By: James Monroe III Title: Manager Date: 23 January 2012
Acknowledged and agreed For and on behalf of GSSI, LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012	Acknowledged and agreed For and on behalf of Globalstar Security Services, LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012
Acknowledged and agreed For and on behalf of Globalstar C, LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012	Acknowledged and agreed For and on behalf of Globalstar USA, LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012

Acknowledged and agreed For and on behalf of Globalstar Leasing LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012	Acknowledged and agreed For and on behalf of Spot LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012
Acknowledged and agreed For and on behalf of ATSS Canada, Inc. as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012	Acknowledged and agreed For and on behalf of Globalstar Brazil Holdings, L.P. as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012
Acknowledged and agreed For and on behalf of GCL Licensee LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012	Acknowledged and agreed For and on behalf of GUSA Licensee LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012
Acknowledged and agreed For and on behalf of Globalstar Licensee LLC as Subsidiary Guarantor /s/ James Monroe III By: James Monroe III Title: Chairman Date: 23 January 2012